UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 17, 2008
Date of Report (Date of earliest event reported)

GLOBALPAYNET HOLDINGS, INC.
(Exact name of registrant as specified in charter)

NEVADA	98-0458087
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110-174 Wilson Street, Victoria BC Canada, V9A 7N7
(Address of principal executive offices)

(250) 294-0101
(Issuer's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Option Grant.

On January 17, 2008, GlobalPayNet Holdings, Inc. (the “Company”) granted an option to purchase two hundred million (200,000,000) shares of the Company’s common stock to Alain Ghiai, the Company’s sole board member, Chief Executive Officer and President.

The option has an exercise price of $2.00 per share and vests in its entirety on January 17, 2010 provided that Mr. Ghiai still provides services to the Company.  The option expires on January 17, 2060 unless Mr. Ghiai’s service to the Company is earlier terminated, in which case the option will expire three months after Mr. Ghiai’s termination date.

This summary of the option grant is qualified in its entirety by reference to the text of the grant, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Consulting Agreement.

On January 18, 2008, Globus Payments Ltd, a subsidiary of the Company, entered into a consulting agreement with Alain Ghiai.  The consulting agreement provides that Mr. Ghiai will be paid a yearly fee of US$100,000 for services provided to Globus Payments Ltd. This summary of the consulting agreement is qualified in its entirety by reference to the text of the consulting agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

 (d) Exhibits.

The following exhibits are filed with this Report on Form 8-K:

Exhibit	Description
10.1	GlobalPayNet Holdings, Inc. Stock Option Agreement dated January 17, 2008.
10.2	Consulting Agreement, dated January 18, 2008, by and between Globus Payments Ltd. and Alain Ghiai.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALPAYNET HOLDINGS, INC.

Date: January 22, 2008	By:	/s/ Alain Ghiai
Alain Ghiai
Chief Executive Officer, President

Exhibit Index

Exhibit	Description
10.1	GlobalPayNet Holdings, Inc. Stock Option Agreement dated January 17, 2008.
10.2	Consulting Agreement, dated January 18, 2008, by and between Globus Payments Ltd. and Alain Ghiai.